Exhibit 99(h)

                      ARKANSAS POWER & LIGHT COMPANY
                           STATEMENT OF INCOME
                    Twelve Months Ended March 31, 1994
                              (In Thousands)
                               (Unaudited)


 Operating Revenues:                                         $1,615,919
                                                             ----------
 Operating Expenses:
  Operation and maintenance:
   Fuel and fuel-related expenses                               262,505
   Purchased power                                              359,230
   Nuclear refueling outage expenses                             35,428
   Other operation and maintenance                              360,319
  Depreciation and decommissioning                              137,817
  Taxes other than income taxes                                  30,361
  Income taxes                                                   19,456
  Amortization of rate deferrals                                166,868
                                                             ----------
            Total                                             1,371,984
                                                             ----------
 Operating Income                                               243,935
                                                             ----------
 Other Income (Deductions):
  Allowance for equity funds used
    during construction                                           3,502
  Miscellaneous - net                                            64,371
  Income taxes                                                  (27,983)
                                                             ----------
            Total                                                39,890

 Interest Charges:
  Interest on long-term debt                                    105,735
  Other interest - net                                           14,817
  Allowance for borrowed funds used
    during construction                                          (2,331)
                                                             ----------
           Total                                                118,221

 Net Income                                                     165,604

 Preferred Stock Dividend Requirements and Other                 20,498
                                                             ----------
 Earnings Applicable to Common Stock                           $145,106
                                                             ==========